SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

KAR Auction Services, Inc.

(Exact name of obligor as specified in its charter)

Delaware	20-8744739
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard Carmel, Indiana	46032
(Address of principal executive offices)	(Zip code)

10% Senior Subordinated Notes due 2015 and

Guarantees of 10% Senior Subordinated Notes due 2015

(Title of the indenture securities)

GUARANTORS

Exact Name of Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Principal Executive Offices
ADESA, Inc.	Delaware	35-1842546	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

ADESA Corporation, LLC	Indiana	35-1842546	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

A.D.E. of Ark-La-Tex, Inc.	Louisiana	72-1417504	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

A.D.E. of Knoxville, LLC	Tennessee	62-1532205	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

ADESA Ark-La-Tex, LLC	Louisiana	72-1419175	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

ADESA Arkansas, LLC	Delaware	71-0844203	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

ADESA Atlanta, LLC	New Jersey	58-2563132	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

ADESA Birmingham, LLC	Alabama	63-0980470	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

ADESA California, LLC	California	91-1811682	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

ADESA Charlotte, LLC	North Carolina	56-1853746	c/o KAR Auction Services, Inc.

13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

ADESA Colorado, LLC	Colorado	84-1555543	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

ADESA Dealer Services, LLC	Indiana	26-1218111	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

ADESA Des Moines, LLC	Iowa	42-1486117	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

ADESA Florida, LLC	Florida	35-1842547	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

ADESA Impact Texas, LLC	Texas	20-5233403	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

ADESA Indianapolis, LLC	Indiana	35-1915228	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

ADESA Lansing, LLC	Michigan	38-3406149	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

ADESA Lexington, LLC	Kentucky	61-1184881	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

ADESA Mexico, LLC	Indiana	35-1842546	c/o KAR Auction Services, Inc. 13085 Hamilton

Crossing Boulevard Carmel, Indiana 46032

ADESA Minnesota, LLC	Minnesota	26-2457765	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

ADESA Missouri, LLC	Missouri	43-1811816	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

ADESA Missouri Redevelopment Corporation	Missouri	26-3051093	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

ADESA Nevada, LLC	Nevada	27-3314902	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

ADESA New Jersey, LLC	New Jersey	22-3339600	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

ADESA New York, LLC	New York	16-1307133	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

ADESA Ohio, LLC	Ohio	31-1334072	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

ADESA Oklahoma, LLC	Oklahoma	73-1607773	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

ADESA Pennsylvania, LLC	Pennsylvania	25-1801698	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

ADESA Phoenix, LLC	New Jersey	80-1000467	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

ADESA San Diego, LLC	California	41-2021208	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

ADESA South Florida, LLC	Indiana	35-1930710	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

ADESA Texas, Inc.	Texas	74-2757736	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

ADESA Virginia, LLC	Virginia	20-2751571	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

ADESA Wisconsin, LLC	Wisconsin	39-1846227	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

AFC Cal, LLC	California	20-8709089	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

Asset Holdings III, L.P.	Ohio	13-4284567	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

Auto Dealers Exchange of Concord, LLC	Massachusetts	04-3165540	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

Auto Dealers Exchange of Memphis, LLC	Tennessee	62-1401166	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

Auto Portfolio Services, LLC	Indiana	27-1401418	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

Automotive Finance Consumer Division, LLC	Indiana	26-1218186	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

Automotive Finance Corporation	Indiana	35-1699152	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

Automotive Recovery Services, Inc.	Indiana	35-2123607	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

AutoVIN, Inc.	Indiana	35-2086523	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

PAR, Inc.	Indiana	35-2062003	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

Axle Holdings, Inc.	Delaware	20-2835651	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

Insurance Auto Auctions, Inc.	Illinois	95-3790111	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

Insurance Auto Auctions Corp.	Delaware	95-4455113	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

Insurance Auto Auctions Tennessee LLC	Tennessee	27-1895187	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

IAA Acquisition Corp.	Delaware	36-4351076	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

IAA Services, Inc.	Illinois	36-4294285	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

Auto Disposal Systems, Inc.	Ohio	31-0954761	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

ADS Ashland, LLC	Ohio	31-0954761	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

ADS Priority Transport Ltd	Ohio	31-0954761	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

Salvage Disposal Company of Georgia	Georgia	58-0965230	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

CarBuyCo, LLC	North Carolina	26-4296526	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

Dent Demon, LLC	Indiana	26-1530430	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

Liberty Recovery, LLC	Indiana	27-3468562	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

LiveBlock Auctions International, Inc.	Nevada	26-2871774	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

Sioux Falls Auto Auction, Inc.	South Dakota	46-0412455	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

Tri-State Auction Co., Inc.	North Dakota	45-0255813	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

Zabel & Associates, Inc.	North Dakota	45-0446447	c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784-06.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of file number 022-28721.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois on the 24th day of February 2011.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Gregory S. Clarke
Gregory S. Clarke
Vice President

EXHIBIT 6

February 24, 2011

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/Gregory S. Clarke
Gregory S. Clarke
Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business December 31, 2010, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$17,518
Interest-bearing balances		57,228
Securities:
Held-to-maturity securities		0
Available-for-sale securities		150,439
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		1,656
Securities purchased under agreements to resell		16,821
Loans and lease financing receivables:
Loans and leases held for sale		38,095
Loans and leases, net of unearned income	691,483
LESS: Allowance for loan and lease losses	19,637
Loans and leases, net of unearned income and allowance		671,846
Trading Assets		30,824
Premises and fixed assets (including capitalized leases)		8,129
Other real estate owned		5,713
Investments in unconsolidated subsidiaries and associated companies		659
Direct and indirect investments in real estate ventures		111
Intangible assets
Goodwill		20,931
Other intangible assets		26,452
Other assets		55,856

Total assets		$1,102,278

LIABILITIES
Deposits:
In domestic offices		$747,742
Noninterest-bearing	165,559
Interest-bearing	582,183
In foreign offices, Edge and Agreement subsidiaries, and IBFs		99,235
Noninterest-bearing	2,029
Interest-bearing	97,206
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		2,930
Securities sold under agreements to repurchase		16,102

Dollar Amounts
In Millions
Trading liabilities	15,647
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	40,254
Subordinated notes and debentures	19,252
Other liabilities	37,554

Total liabilities	$978,716
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	98,971
Retained earnings	17,489
Accumulated other comprehensive income	5,280
Other equity capital components	0

Total bank equity capital	122,259
Noncontrolling (minority) interests in consolidated subsidiaries	1,303

Total equity capital	123,562

Total liabilities, and equity capital	$1,102,278

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Howard I. Atkins
EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
Dave Hoyt
Michael Loughlin